SUPPLEMENTAL AGREEMENT
TO THE COOPERATION AGREEMENT

Party A: The Administrative Committee of Jiangsu Wujin High Technology Industrial Development Zone
Address: No. 1, Xihu Road, Wujin District, Changzhou, Jiangsu Province

Party B: Shanghai ConnGame Network, Ltd
Address: Floor 3th, Building A2, No. 171, Huayuan Road, Hongkou District, Shanghai

Party A and Party B entered into a Cooperation Agreement on July 12, 2010 (the “Original Agreement”). After signing the Original Agreement, Party B established Changzhou ConnGame Network, Ltd in the industrial park of Party A (the “New Company”). According to Item 3 of Section 3 in the Original Agreement, following mutual consultation, Party A and Party B have reached an agreement regarding the issues as set forth below, and have entered into this agreement as a supplemental agreement to the Original Agreement.

1.
Party B shall officially transfer its headquarter to the New Company on March 31, 2011. After the commercial launch of the new products of Party B in May 2011, all the sales revenue shall be recorded by the New Company.

2.	Party B shall change its NASDAQ Stock Code from CAEI to CCGM, and change the registered address of CCGM on NASDAQ to the address of Changzhou information industrial park on March 31, 2011.

3.	Party A shall cause Changzhou Binhu Construction Development Group Co., Ltd, to make an equity investment in the amount of RMB 20 Million to Party B.

4.
In addition to providing the direct support fund, Party A shall use its best effort to assist the New Company to obtain funds and preferential policies from provincial, municipal and district governments. When the New Company has obtained RMB 10 Million from provincial, municipal and district levels with the help of Party A, then Party A shall have the right to stop providing the support fund.

5.	For the issues that are not included in this agreement, each party shall consult with the other party. The result of such consultation shall be regarded as a formal agreement.

PARTY A:

THE ADMINISTRATIVE COMMITTEE OF JIANGSU WUJIN HIGH
TECHNOLOGY INDUSTRIAL DEVELOPMENT ZONE

Signature of Legal Representative or Representative
By:	/s/ Su Jianghua
Date: March 30, 2011

PARTY B:

SHANGHAI CONNGAME NETWORK, LTD

Signature of Legal Representative or Representative
By:	/s/ Zhixin (Steven) Xing
Date: March 30,2011